NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CLASS II DIRECTORS
CLASS I DIRECTORS
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FINANCIAL PERFORMANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF AUDITORS
2002 ANNUAL MEETING OF SHAREHOLDERS
OTHER MATTERS.
STRUCTURAL DYNAMICS RESEARCH CORPORATION AUDIT COMMITTEE CHARTER
EXHIBIT A TO AUDIT COMMITTEE CHARTER

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Structural Dynamics Research Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRUCTURAL DYNAMICS RESEARCH CORPORATION

2000 Eastman Drive

Milford, Ohio 45150

TO OUR SHAREHOLDERS:

      It is our pleasure to invite you to the 2001 Annual Meeting of Shareholders of Structural Dynamics Research Corporation. The meeting will be held on Thursday, May 3, 2001 at 2:00 p.m. at the Company’s offices at 2000 Eastman Drive, Milford, Ohio. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

      This year’s Annual Meeting will mark the end of an era for the Company. John E. McDowell, a director since 1967, is not standing for re-election and his current term will expire at the meeting. As a partner with the law firm Dinsmore & Shohl in Cincinnati, Ohio, John worked with the founders of the Company and was one of its incorporators in 1967. He was closely involved with the Company from that time on, providing advice and counsel as it grew from a small engineering consulting firm to the multinational software solutions and services company it is today. We are profoundly grateful for John’s years of dedicated service to the Company.

      James W. Nethercott will also step down as a director after the Annual Meeting. Jim joined our Board in 1995 after retiring as Senior Vice President, chief financial officer and a director of The Procter & Gamble Company. He has been an invaluable presence on the Board throughout his tenure. Moreover, his energy and financial expertise brought a new dimension to our Audit Committee.

      Please join me in congratulating John McDowell and Jim Nethercott for their achievements on behalf of the Company and expressing our sincere thanks to them for their years of service.

Sincerely,

William J. Weyand
Chairman of the Board

STRUCTURAL DYNAMICS RESEARCH CORPORATION

2000 Eastman Drive

Milford, Ohio 45150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2001

TO THE SHAREHOLDERS OF STRUCTURAL DYNAMICS RESEARCH CORPORATION:

      We will hold the Annual Meeting of the Shareholders of Structural Dynamics Research Corporation on May 3, 2001 at 2:00 P.M. at the Company’s offices, 2000 Eastman Drive, Milford, Ohio 45150, for the purpose of considering and acting on the following:

1.	Election of three Class II directors to serve until the 2003 Annual Meeting.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2001.

3.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on March 15, 2001 will be entitled to vote at the meeting.

By Order of the Board of Directors

John A. Mongelluzzo
Secretary

April 2, 2001

IMPORTANT

     A proxy statement and proxy are submitted herewith. We urge you to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope, or vote by telephone or on the internet, in order to ensure representation of your shares whether or not you plan to attend this Annual Meeting in person. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. You may also vote by telephone or internet by following the instructions on your proxy or voting instruction card. Shareholders attending the meeting may personally vote on all matters which are considered in which event their previously voted proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in voting your proxy promptly.

STRUCTURAL DYNAMICS RESEARCH CORPORATION

2000 Eastman Drive

Milford, Ohio 45150
April 2, 2001

PROXY STATEMENT

       The enclosed form of proxy is being solicited on behalf of the Board of Directors of Structural Dynamics Research Corporation (also referred to as “SDRC” or the “Company”) for the Annual Meeting of Shareholders to be held on May 3, 2001. Each of the 36,655,973 shares of Common Stock outstanding on March 15, 2001, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Only shareholders of record on the books of the Company at the close of business on March 15, 2001 will be entitled to vote at the meeting either in person or by proxy. This Proxy Statement is being mailed to shareholders on or about April 2, 2001.

      The shares represented by all properly executed proxies that are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company’s Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

      The Annual Report of the Company for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement.

ELECTION OF DIRECTORS

      The Company’s Board of Directors is comprised of two classes, Class I and Class II. Following this Annual Meeting, Class I will consist of four directors and Class II will consist of three directors. At this Annual Meeting, three directors of Class II are to be elected to hold office until the 2003 Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote for the election of only the three nominees designated for Class II directorships. Only the maximum of three Class II directors may be elected. The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the three nominees designated for Class II directorships.

      Two of the Company’s long time directors are retiring as of the date of the annual meeting. The Company wishes to acknowledge its appreciation for the contributions of John E. McDowell and James W. Nethercott to the success and stability of the Company. Mr. McDowell has been counsel to the Company and a director of the Company since its inception in 1967 and served as Secretary of the Company from 1967 to 1983. Mr. Nethercott has served as a director of the Company since 1995.

      The nominees, William J. Weyand, Mitchell G. Tyson and Gilbert R. Whitaker, Jr., are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the three highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby that are returned to the Company will be voted in favor of the three nominees specified above unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

      Information with respect to each of the three nominees is as follows:

CLASS II DIRECTORS

(Terms Expire in 2001)

      WILLIAM J. WEYAND, Chairman of the Board and Chief Executive Officer of the Company since May, 2000. From February, 1998 to May, 2000 Mr. Weyand served as Chairman of the Board, President and Chief Executive Officer. Prior to joining the Company in June, 1997 as its President and Chief Executive Officer, Mr. Weyand served as Executive Vice President of Measurex Corporation (a world leader in the process control industry and computer integrated manufacturing). Mr. Weyand currently serves as a director of TechSolve and Manufacturing Services, Ltd. (NYSE:MSL), a leading electronic manufacturing services company. Mr. Weyand is 56 years of age and has been a director of the Company since June, 1997.

      MITCHELL G. TYSON, was named Chief Executive Officer of PRI Automation in August, 1998. He was elected to the office of President and named a director of PRI in 1995. Prior to serving as President, Mr. Tyson served as Executive Vice President and Chief Operating Officer from 1990 to 1995 and Vice President of Operations from 1987 to 1990. Mr. Tyson currently serves as a director of the Semiconductor Industry Suppliers Association; the Massachusetts High Technology Council; and is a member of the North American Advisory Board of SEMI (a trade association that represents the worldwide semiconductor equipment industry). Mr. Tyson is 46 years of age and has been a director of the Company since August, 2000.

      GILBERT R. WHITAKER, JR., is currently Dean and H. Joe Nelson, III Professor of Business Economics, Jesse H. Jones Graduate School of Management, Rice University. Prior to that, he served as Professor of Business Economics, University of Michigan from 1979 until June, 1997 and served as Provost and Executive Vice President for Academic Affairs, University of Michigan from 1990 to 1995. Dr. Whitaker also served as Dean of the School of Business Administration, University of Michigan from 1979 to 1990. Dr. Whitaker currently serves as a director of Johnson Controls, Inc. and Lincoln National Corporation. Dr. Whitaker is 69 years of age and has been a director of the Company since July, 1988.

      The following sets forth similar information with respect to incumbent directors in Class I of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

CLASS I DIRECTORS

(Terms Expire in 2002)

      WILLIAM P. CONLIN, Lead Director since October, 1996 and Chairman of the Board of the Company from February, 1995 to October, 1996. Mr. Conlin served as President of CalComp, Inc., a subsidiary of Lockheed Corporation, from 1983 to 1993. Mr. Conlin currently serves as a director of

Syntellect Incorporated. Mr. Conlin is 67 years of age and has been a director of the Company since April, 1993.

      MAURICE F. HOLMES, joined the Massachusetts Institute of Technology in January of 1999 as a Professor of the Practice of Management and Engineering Systems. He holds a dual professorship with both the Sloan School of Management and the School of Engineering. Prior to this appointment, Mr. Holmes was Corporate Vice President and the Chief Engineer of Xerox Corporation where he held a variety of senior management assignments in research, technology, product development and general management. He currently serves on the Board of Directors of the Optical Dynamics Corporation and the Prudential Mutual Funds Company. In addition he serves on the Board of Trustees for the Rochester Institute of Technology. Mr. Holmes is 57 years of age and has been a director of the Company since March, 2000.

      BANNUS B. HUDSON, is currently Chairman, President and Chief Executive Officer of Beverages & More, Inc. (the country’s second largest beverage retailer) and formerly served as President and Chief Executive Officer of Equity Enterprises, Inc., a strategic consulting firm. Prior to that, he served as President and Chief Executive Officer of The United States Shoe Corporation, having served in such capacities for more than five years, until May, 1995. Mr. Hudson is also a director of Ohio National Financial Services and U.S. Biomaterials Corporation. Mr. Hudson is 55 years of age and has been a director of the Company since June, 1995.

      ARTHUR B. SIMS, retired Chief Executive Officer and Chairman of the Board of 3D Systems Corporation (developer, manufacturer and marketer of rapid prototyping systems) having served in that capacity since August, 1993 until his retirement in 1999. Mr. Sims is 63 years of age and has been a director of the Company since July, 1995.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      In the fiscal year ended December 31, 2000, the Board of Directors met on 8 occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

      The Board’s committee structure is governed by formal Board of Directors Guidelines on Corporate Governance Issues (the “Corporate Governance Guidelines”) that include written charters for each committee. Among other provisions, the Corporate Governance Guidelines specify that only outside directors may serve on the committees. Information regarding the committees is set forth below.

      The Company has an Audit Committee of the Board of Directors, which held 13 meetings during 2000. The Audit Committee recommends to the entire Board of Directors the independent auditors to be retained by the Company, consults with the independent auditors with respect to their audit plans, reviews the independent auditors’ audit report and any management letters issued by the auditors, consults with management and the independent auditors with regard to financial reporting prior to public disclosure, and consults with the independent auditors with regard to the adequacy of internal controls. The present members of the Audit Committee are Messrs. Nethercott (Chairman), Conlin, McDowell and Sims.

      The Company has a Compensation Committee of the Board of Directors, which held 7 meetings during 2000. The Compensation Committee recommends to the entire Board of Directors the compensation arrangements for the Chief Executive Officer, determines the compensation of the corporate officers of the Company, administers the Company’s stock option plans, and reviews proposed changes in management organization. The present members of the Compensation Committee are Messrs. Hudson (Chairman), Conlin, Holmes and Dr. Whitaker.

      The Board of Directors has a Nominating and Director Affairs Committee, which held 3 meetings during 2000. The functions of this Committee are to recommend corporate governance policies, to lead the annual self-evaluation of the Board and to periodically seek out qualified candidates for election to the Board and to make recommendations to the whole Board with respect to nominees. The Committee also makes recommendations as to exercise of the Board’s authority to determine the number of its members, within the limits provided by the Company’s Amended Code of Regulations. The members of the Nominating and Director Affairs Committee are Messrs. McDowell (Chairman), Conlin and Sims. Shareholders wishing to communicate with the Nominating and Director Affairs Committee concerning potential director candidates may do so by corresponding with the Company’s Secretary, John A. Mongelluzzo, and including the name and biographical data of the individual being suggested.

AUDIT COMMITTEE REPORT

      The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on August 3, 2000 and is attached to this Proxy Statement as Exhibit A. The Audit Committee of the Board of Directors meets at least quarterly. On February 14, 2001 the Audit Committee met with the Company’s Chief Financial Officer, Mr. Vorholt, as well as representatives of the Company’s independent audit firm, PricewaterhouseCoopers LLP, to review and discuss the proposed audited financial statements for the year ended December 31, 2000. After reviewing and discussing the audited financial statements, the Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61. The Committee also received from PricewaterhouseCoopers LLP the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and specifically discussed with PricewaterhouseCoopers LLP that firm’s independence.

      Based upon such review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

      Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers for its audit of the Company’s annual financial statements for the year ended December 31, 2000 and for its reviews of the unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during that year amounted to $311,700.

      All Other Fees. The aggregate fees billed for all services rendered by PricewaterhouseCoopers other than the Audit Fees described above, during the year ended December 31, 2000 amounted to $372,856. The Audit Committee did consider whether PricewaterhouseCoopers’ provision of such non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was compatible with maintaining such independence.

James W. Nethercott	William P. Conlin	John E. McDowell	Arthur B. Sims

EXECUTIVE COMPENSATION

Summary

      The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s chief executive officer, each of the Company’s other four most highly compensated executive officers (the “named executives”) who held office as of the end of 2000, and during each of the last three fiscal years:

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Options(#)	Compensation($)(2)

William J. Weyand	2000	471,378		82,110	100,000 shs	27,414	(3)

Chairman of the Board and	1999	471,378		213,138	110,000 shs	163,187	(3)

Chief Executive Officer	1998	469,295		—	450,000 shs	203,586	(3)

Glenn R. Wienkoop	2000	188,202	(4)	93,333	290,000 shs	57,884	(4)
President and	1999	—		—	—	—
Chief Operating Officer	1998	—		—	—	—

William M. Gascoigne	2000	277,014		74,903	85,000 shs	—
Executive Vice President,	1999	232,917		165,039	35,000 shs	—
Worldwide Operations	1998	—		—	—	—
Jeffrey J. Vorholt	2000	247,333		36,708	30,000 shs	8,127	(5)
Vice President, Chief	1999	224,000		89,100	22,000 shs	8,619	(5)
Financial Officer and	1998	223,479		—	85,000 shs	9,198	(5)
Treasurer
John A. Mongelluzzo

Vice President — Business	2000	210,000		24,472	25,000 shs	9,868	(6)

Administration, Secretary	1999	190,000		59,677	16,000 shs	8,268	(6)

and General Counsel	1998	189,354		—	70,000 shs	9,535	(6)

(1)	Amounts shown consist of cash bonuses earned under the Company’s Incentive Compensation Plan with respect to the Company’s performance in the reported year but which were actually paid out in the subsequent year.

(2)	All amounts shown include amounts contributed by the Company pursuant to the Company’s Tax Deferred Capital Accumulation (401(k)) Plan and its related Supplemental Retirement Plan. Participants in the Company’s plans may elect to reduce their salaries by no less than 1% per month and no greater than 16% per year and to have such amount contributed to their accounts in this plan. They may also make other voluntary contributions from time to time. With respect to any fiscal year, the Company may elect to partially match employee contributions. Such matching contributions may be either in cash or in shares of the Company’s Common Stock. The Company elected to make such contributions for all the years shown. The Company’s contributions were made in the form of Common Stock. Amounts in this plan become available for payout upon termination or retirement only.

(3)	Includes, for 2000, 1999 and 1998, respectively, $5,100, $4,800 and $4,800, representing the Company’s 401(k) plan contributions and $20,219, $21,386 and $9,792, representing the Company’s Supplemental Retirement Plan contributions. Also includes, for 2000, 1999 and 1998, $2,095, $2,878 and $2,333, which were term life insurance premiums paid by the Company for insurance benefiting the named executive and includes, for

1999 and 1998, respectively, $134,122 and $186,661, in payment of costs associated with Mr. Weyand’s relocation to Cincinnati, Ohio from Atlanta, Georgia. See “Executive Compensation — Employment Agreement.”

(4)	Partial year salary. Includes, for 2000, $5,100 representing the Company’s 401(k) plan contribution and $4,000 representing the Company’s Supplemental Retirement Plan contribution. Also includes, for 2000, $664 which was a term life insurance premium paid by the Company for insurance benefiting the named executive and $48,120 in payment of costs associated with Mr. Wienkoop’s relocation to Cincinnati, Ohio from Boston, Massachusetts.

(5)	Includes, for 2000, 1999 and 1998, respectively, $5,100, $4,800 and $4,800, representing the Company’s 401(k) plan contributions, and for 2000, 1999 and 1998, respectively, $2,280, $2,500 and $3,500, representing the Company’s Supplemental Retirement Plan contributions. Also includes for 2000, 1999 and 1998 , respectively, $747, $968 and $1,235, which were term life insurance premiums paid by the Company for insurance benefiting the named executive.

(6)	Includes, for 2000, 1999 and 1998, respectively, $5,100, $3,586 and $4,171, representing the Company’s 401(k) plan contributions, and for 2000, 1999 and 1998, respectively, $4,750, $5,008 and $4,842, representing the Company’s Supplemental Retirement Plan contributions. Also includes for 2000, 1999 and 1998, respectively, $18, $25 and $185, which were term life insurance premiums paid by the Company for insurance benefiting the named executive.

Stock Options

      The following table sets forth information regarding stock options granted to the named executives during 2000:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		% of Total
	Number of	Options
	Securities	Granted	Exercise or
	Underlying	to Employees	Base Price	Expiration
Name	Options Granted#(1)	in Fiscal Year(2)	($/Sh.)	Date

William J. Weyand	100,000	3.5	11.7813	1/4/10
Glenn R. Wienkoop	290,000	10.2	12.6250	5/15/10
William M. Gascoigne	35,000	1.2	11.7813	1/4/10
	50,000	1.8	14.4375	7/12/10
Jeffrey Vorholt	30,000	1.1	11.7813	1/4/10
John A. Mongelluzzo	25,000	0.9	11.7813	1/4/10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Potential Realizable Value
	at Assumed Annual Rates
	of Stock Price Appreciation
	for Option Term

Name	5%($)	10%($)

William J. Weyand	740,920	1,877,636
Glenn R. Wienkoop	2,302,540	5,835,090
William M. Gascoigne	259,322	657,173
	453,983	1,150,483
Jeffrey Vorholt	222,276	563,291
John A. Mongelluzzo	185,230	469,409

(1)	Generally, all such options first become exercisable as to 33% of the shares covered after the end of the first year after the date of grant, as to 67% of the shares covered after the end of two years, and are exercisable in full after the end of three years (the “Regular Vesting Schedule”). The option exercise price, generally, is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock. However, in the case of options to purchase 350,000 shares held by Mr. Weyand which relate to an option grant negotiated at the time Mr. Weyand became employed by the Company, vesting occurs with respect to 50,000 shares per year commencing on May 25, 1999 and extending through May 25, 2005.

Also, although the Regular Vesting Schedule applies in the case of options to purchase 290,000 shares held by Mr. Wienkoop which relate to an option grant negotiated at the time Mr. Wienkoop became employed by the Company, in the event Mr. Wienkoop’s employment with the Company is terminated for Cause as defined in his Severance Compensation Agreement (see “Executive Compensation — “Employment Agreements” and “Severance Compensation Agreements”) after the first anniversary of the grant date but before the second anniversary of the grant date, the portion of the original option grant that would have vested under the Regular Vesting Schedule on the second anniversary of the grant will immediately vest.

Lastly, although the Regular Vesting Schedule applies to the options to purchase 50,000 shares held by Mr. Gascoigne which relate to an option granted to him upon his promotion to Executive Vice President, Worldwide Operations, in the event Mr. Gascoigne voluntarily resigns his employment with the Company any time after January 1, 2003, all unvested shares under this stock option grant become immediately vested.

(2)	The percentage shown in the above table reflects the ratio of the total options granted to the named person during the fiscal year over the total options granted to all employees during the fiscal year.

     The following table sets forth information regarding stock options exercised by the named executives during 2000 and the value of unexercised in-the-money options held by the named parties as of December 31, 2000:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at FY-End (#)		FY-End ($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Weyand	0	0	203,300	456,700	0	0
Glenn R. Wienkoop	0	0	0	290,000	0	0
William M. Gascoigne	0	0	45,050	124,950	0	0
Jeffrey J. Vorholt	2,000	8,063	62,210	72,790	0	0
John A. Mongelluzzo	18,600	154,450	117,180	58,820	0	0

Compensation of Directors

      During the year ended December 31, 2000, the Company’s outside directors who chaired a Board committee received compensation of $35,000 per year and all other outside directors received $30,000 per year. In 2000, the Lead Director, a non-executive position, received an additional $5,000 per month. The Company does not additionally compensate employee directors. All directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

      Outside directors are eligible to participate in the Company’s Non-qualified Unfunded Deferred Compensation Plan for Outside Directors (the “Deferred Compensation Plan”). Participants in the Deferred Compensation Plan may elect to have payment of up to 100% of their cash director’s compensation (in 25% increments) deferred and held in either a stock equivalent account which will be valued based on the market price of the Company’s Common Stock or an interest-bearing account which will accrue interest at a bank prime rate as it may vary from time to time. Elections must be made on an annual basis in advance and once made are irrevocable.

      In addition, outside directors currently receive stock options under the 1996 Directors’ Non-Discretionary Stock Plan (the “Directors’ Plan”). The Directors’ Plan provides that upon their initial election or appointment, non-employee directors are automatically issued options to purchase 10,000 shares of the Company’s Common Stock and that at every annual organizational meeting of directors each then-serving director will receive an additional option to purchase 10,000 shares. All options granted under the Directors’ Plan have a five-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of issuance. Options are not exercisable at all for six months after their issuance, at which time they become exercisable as to 50% of the shares covered. After 12 months, they become exercisable in full until expiration.

      The Directors’ Plan also permits directors, in advance on an annual basis, to elect to receive all or a specified percentage of their annual cash compensation in the form of Common Stock rather than cash. The Board of Directors has formally adopted director stock ownership guidelines under which directors are expected to achieve and maintain significant levels of Common Stock ownership which the Directors’ Plan is designed to facilitate.

Employment Agreements

      On June 19, 1997, the Company entered into an employment agreement with William J. Weyand pursuant to which Mr. Weyand agreed to become employed by the Company as its President and Chief Executive Officer. The agreement provides for an annual base salary of at least $400,000 and further provides that Mr. Weyand is eligible to earn performance-based incentive compensation of up to 120% of his annual salary in accordance with the Company’s Incentive Compensation Plan. The Company also agreed to pay certain expenses incurred in connection with Mr. Weyand’s relocation to Cincinnati, Ohio from Atlanta, Georgia.

      The initial term of the agreement ran through December 31, 2000 and was automatically extended through December 31, 2002. If the Company terminates the agreement without cause, Mr. Weyand will be entitled to a termination payment equal to the greater of (i) his then current salary and his annual bonus for the fiscal year preceding the year of termination multiplied by the number of years (including fractional years) remaining in the Renewal Term of this Agreement, or (ii) 100% of his then current annual salary and his annual bonus for the fiscal year preceding the year of termination. Mr. Weyand is also a party to the Company’s standard severance compensation agreement (described below) which would provide for certain severance benefits in the event of termination following a change in control. Any such benefits would be in lieu of and not in addition to severance payments under the employment agreement.

      The Company employed Glenn R. Wienkoop as President and Chief Operating Officer pursuant to an agreement dated April 28, 2000 in which the Company committed to employ Mr. Wienkoop for a minimum of one year at a base salary of $320,000 plus the opportunity to earn a bonus under the Company’s Incentive Compensation Plan.

Severance Compensation Agreements

      In order to minimize distraction in circumstances arising from a change in control, the Company has entered into severance compensation agreements with each of the named executives, as well as other officers of the Company, which provide for the payment of severance compensation in the event the employment of the named executive or other officer is terminated by the Company within two years following a change in control of the Company other than due to death or disability or for cause, or if the named executive or other officer terminates his or her employment for “good reason.” Good reason is defined in detail in the agreements and generally exists if there is a material change in the terms and conditions of employment. The severance benefits payable under these agreements are equal to 250% of the sum of the named executive’s or other officer’s current base salary and annual bonus target.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

Overview and Philosophy

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of four non-employee directors of the Company. No member of the Compensation Committee has any insider or interlocking relationship with the Company, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee is responsible for developing and recommending the Company’s executive compensation principles, policies and programs to the Board of Directors. In addition, the Compensation Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company, including the named executives.

      The Compensation Committee works with an outside compensation consultant and supports its compensation decisions through analysis of published surveys and special studies undertaken periodically.

      The Company’s compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board. The objectives of the Company’s executive compensation program as developed by the Compensation Committee are to:

•	Provide a direct link between executive officer compensation and the interests of the Company’s shareholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company and the price performance of the Company’s Common Stock.

•	Support the achievement of the Company’s annual and long-term goals and objectives as determined annually by the Board.

•	Establish base salaries targeted at a median level for comparable positions within a comparison group of companies, with incentive opportunities designed to pay total compensation well above average for outstanding Company performance.

•	Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

•	Achieve and maintain desired levels of Common Stock ownership within the executive officer group; desired levels of Common Stock ownership are amounts valued at three times the salary level for the Chief Executive Officer and two times or one time the salary level for other executive officers of the Company. The Company’s stock incentive plans are designed to provide opportunities for ownership through retention of shares obtained through the exercise of options.

•	Provide compensation plans and arrangements that encourage the retention of better-performing executives.

      The Compensation Committee’s executive compensation policies seek to provide an opportunity for compensation, that varies with performance, which compares favorably to levels provided to executives within a comparative group of companies engaged in high technology businesses. These companies are generally either competitive with or complementary to the Company’s business and are generally of comparable size, business characteristics and complexity (the “Comparative Group”). All of the companies in the Comparative Group whose shares are traded on the Nasdaq National Market are included in the Nasdaq Computer and Data Processing Services Stocks Index (see “Executive Compensation — Financial Performance”). The Comparative Group also includes certain companies whose shares are traded on other exchanges, and are therefore not included in such index, but are nevertheless considered to be comparable to the Company for this purpose.

      The Compensation Committee developed an executive compensation strategy that targets total direct compensation (base salary plus annual incentives plus long-term incentives) at competitive levels compared to the Comparative Group in a manner which directly links the interests of the Company’s executives and its shareholders and focuses executives on sustainable long-term growth. Individual compensation levels recommended by the Compensation Committee may vary significantly among the Company’s executive officers and from year to year, because such levels may also be based in major part on annual and long-term corporate performance, as well as on individual performance. The Compensation Committee assigns more weight to long-term corporate performance for higher level executives and more weight to annual corporate and individual performance for lower level executives in determining the compensation level of any individual executive officer.

Compensation of Executive Officers

      The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term incentive compensation currently in the form of stock options. Bonuses and stock options (collectively, “Incentive Compensation”) may represent between one-third and two-thirds of an executive officer’s potential annual compensation, depending upon the position. In general, the proportion of an executive officer’s compensation that is Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits generally available to all employees of the Company, such as 401(k) and medical plans.

Base Salaries

      The Compensation Committee seeks to set base salaries for the Company’s executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities within the Comparative Group. In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions within the Comparative Group and the executive’s experience, level and scope of responsibility as a benchmark reference. It then considers individual performance of the executive measured against expectations in developing its salary increase recommendations.

Annual Incentive Bonuses

      Working with an outside compensation consultant and analyzing the total executive compensation components of the Comparative Group, the Compensation Committee has developed an Incentive Compensation Plan (“ICP”). Under the ICP, the Compensation Committee establishes an aggregate target cash bonus amount for incentive-eligible executives. A target bonus pool will be established based upon specific performance measures approved by the Board of Directors.

      The Compensation Committee established two components for ICP performance goals, operating income and revenue, each with three levels of achievement -threshold, target and outstanding. Generally, at performance levels below threshold, no bonuses are payable unless otherwise approved by the Compensation Committee. The target bonus pool is determined by the sum of individual participants’ awards at target performance levels. Individual bonuses at target may range from 10% to 60% of base annual salary. Upon reaching either or both of the threshold performance goals, a participant will be eligible for up to 50% of his or her target bonus. Actual bonus payments will be determined based upon the extent to which each of the performance goals is achieved and will be interpolated between threshold (up to 50%), target (up to 100%) and outstanding (up to 200%).

      Applying the basic principles of the ICP to overall 2000 Company and individual annual performances, at its February, 2001 meeting the Board of Directors approved, based on the recommendation of the Compensation Committee, bonuses for the then-serving named executives and other executive officers representing a level of performance in 2000 slightly above threshold for revenue and below threshold for operating income. (See “Executive Compensation — Summary Compensation Table.”)

Option Grants

      The Company’s stock incentive plans authorize the Compensation Committee to award stock options and restricted stock to executive officers and other key employees. Stock option grants are designed to align the long-term interests of the Company’s key employees with those of its shareholders by directly linking compensation to shareholder interest, as well as enabling key employees to develop and maintain significant long-term equity ownership positions.

      The number of options granted to an executive officer is a function of grants for similar positions made by the companies within the Comparative Group and the executive’s level of responsibility. Variance from these numbers is based upon the Compensation Committee’s reasoned expectation of the executive’s future contribution to the Company. Generally, the Compensation Committee grants non-statutory options during each fiscal year at an exercise price equal to the fair market value of Company Common Stock on the date of grant. Option grants are designed to enable executive officers to achieve and maintain the stock ownership guidelines established for executive officers over a five-year period of time. The Compensation Committee recommended option grants for 2000 in accordance with this general practice, as indicated in the Summary Compensation Table.

Chief Executive Officer Compensation

      The compensation of the Company’s Chief Executive Officer is determined utilizing the same methodology that is applied to all other executive officers as described above. Mr. Weyand’s 2000 incentive compensation was determined applying the same principles utilized in determining incentive compensation for other executive officers. Accordingly, the Committee recommended and the Board of Directors approved, an executive bonus to Mr. Weyand for 2000 of $82,110 representing a level of performance in 2000 slightly above threshold for revenue and below threshold for operating income. The Committee recommended, and the Board of Directors approved, an annual stock option to Mr. Weyand of 100,000 shares for the year 2000.

Bannus B. Hudson	William P. Conlin	Maurice F. Holmes	Gilbert R. Whitaker, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on SDRC’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of SDRC have complied with all applicable filing requirements.

FINANCIAL PERFORMANCE

      The following graph summarizes the cumulative return on $100 invested in the Company’s Common Stock, the S&P 500 Stock Index and the Nasdaq Computer and Data Processing Services Stocks Index over a five year period as calculated by the Center for Research in Security Prices at the University of Chicago.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

[GRAPH]

	SDRC	S&P 500	Nasdaq C&D

1995	100	100	100
1996	68.085	123.18	123.41
1997	76.59	164.35	151.6
1998	67.66	212.07	270.51
1999	43.4	256.84	594.39
2000	34.04	233.95	274.9

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

      Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following shareholders are known by the Company to be the beneficial owners of 5% or more of the Company’s Common Stock as of December 31, 2000:

	Name and Address of	Amount and Nature		Percent
Title of Class	Beneficial Owner	of Ownership		of Class

Common Stock	State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	6,133,500 shs.	(1)	17.28%
Common Stock	Merrill Lynch & Co (on behalf of Merrill Lynch Investment Managers) World Financial Center, North Tower 250 Versey Street New York, NY 10381	3,004,349 shs.	(2)	8.34%
Common Stock	Perkins, Wolf, McDonnell & Company 53 W. Jackson Blvd., Suite 722 Chicago, IL 60604	2,781,750 shs.	(3)	7.8%
Common Stock	Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, MD 21202	2,160,631 shs.	(4)	5.96%
Common Stock	Berger Small Cap Value Fund 210 University Blvd., Suite 900 Denver, CO 80206	2,000,000 shs.	(5)	5.63%
Common Stock	ML Small Cap Value Fund 800 Scudders Mills Road Plainsboro, NJ 08536	1,981,000 shs.	(6)	5.50%

(1)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholders. Such shareholder has the sole power to vote and to direct the disposition of such shares.

(2)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholder. Such shareholder has the shared power to vote and to direct the disposition of such shares.

(3)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholder. According to the Schedule 13G filing, such shareholder has the sole power to vote and direct the disposition of 21,000 shares and the shared power to vote and direct the disposition of 2,760,750 shares.

(4)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholder. According to the 13G filing, such shareholder has the sole power to vote or direct the vote of 1,825,831 shares. The voting power held with respect to the other shares listed above is not specified in the Schedule 13G. Such shareholder has the power to dispose or direct the disposition of 2,160,631 shares.

(5)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholder. Such shareholder has the shared power to vote and to direct the disposition of such shares.

(6)	The information in the above table and in this footnote was obtained from a Schedule 13G filed by such shareholders. Such shareholder has the shared power to vote and to direct the disposition of such shares.

Management

      The following table sets forth the beneficial ownership of the Company’s Common Stock by its directors, the named executives, and all directors and executive officers as a group:

		Amount and Nature		Percent
Title of Class	Name of Beneficial Owner	of Ownership(1)		of Class(2)

Common Stock	William J. Weyand	355,797 shs.	(3)	1.0%
Common Stock	William P. Conlin	60,000 shs.	(4)	.2%
Common Stock	Maurice F. Holmes	11,206 shs.	(5)	.03%
Common Stock	Bannus B. Hudson	62,473 shs.	(6)	.2%
Common Stock	John E. McDowell	97,285 shs.	(7)	.3%
Common Stock	James W. Nethercott	66,000 shs.	(8)	.2%
Common Stock	Arthur B. Sims	53,733 shs.	(9)	.1%
Common Stock	Mitchell G. Tyson	6,000 shs.	(10)	.02%
Common Stock	Gilbert R. Whitaker, Jr	64,400 shs.	(11)	.2%
Common Stock	Glenn R. Wienkoop	801 shs.	(12)	—%
Common Stock	William M. Gascoigne	63,400 shs.	(13)	.2%
Common Stock	Jeffrey J. Vorholt	97,422 shs.	(14)	.3%
Common Stock	John A. Mongelluzzo	139,147 shs.	(15)	.4%
Common Stock	All Directors and Executive
	Officers as a Group (14 Persons)	1,096,504 shs.	(16)	3.2%

(1)	All the information in the above table is shown as of March 15, 2001. The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options are considered to be currently exercisable if by their terms they may be exercised as of March 15, 2001 or if they become exercisable within 60 days thereafter.

(2)	These percentages assume the exercise of certain currently exercisable stock options, which options have not in fact been exercised.

(3)	Includes 72,097 shares held of record or beneficially by Mr. Weyand; 10,000 shares held of record by Mr. Weyand’s wife; and 273,700 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(4)	Includes 10,000 shares held of record or beneficially by Mr. Conlin and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(5)	Includes 11,206 shares which are issuable to Mr. Holmes upon the exercise of currently exercisable, but unexercised stock options.

(6)	Includes 14,500 shares held of record by Mr. Hudson and 47,973 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(7)	Includes 14,885 shares held of record by Mr. McDowell; 32,400 shares held of record by Mr. McDowell’s wife (including 1,800 shares held in trust for the benefit of their grandchildren); and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(8)	Includes 16,000 shares held of record by Mr. Nethercott and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(9)	Includes 6,253 shares held of record or beneficially by Mr. Sims and 47,480 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(10)	Includes 1,000 shares held of record by Mr. Tyson and 5,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(11)	Includes 14,400 shares held of record by Dr. Whitaker and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(12)	Includes 801 shares held beneficially by Mr. Wienkoop.

(13)	Includes 63,400 shares which are issuable to Mr. Gascoigne upon exercise of currently exercisable, but unexercised stock options.

(14)	Includes 17,832 shares held of record or beneficially by Mr. Vorholt and 79,590 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(15)	Includes 8,269 shares held of record or beneficially by Mr. Mongelluzzo, 8 shares held in trust for his children and 130,870 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(16)	Includes a total of 874,569 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

ELECTION OF AUDITORS

      The accounting firm of PricewaterhouseCoopers LLP is presently serving as the Company’s independent accounting firm as recommended by the Audit Committee and approved by the Board. PricewaterhouseCoopers LLP also served as the Company’s independent auditors with respect to the Company’s financial statements for the fiscal year ended December 31, 2000.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of a majority of the Company’s Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the selection of auditors. If the resolution is rejected by the shareholders, the Board of Directors will reconsider its choice of PricewaterhouseCoopers LLP as the Company’s independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

      The resolution states:

RESOLVED, that shareholders of the Company hereby ratify the action of the Board of Directors in retaining PricewaterhouseCoopers LLP as the independent auditors of the Company for 2001.

2002 ANNUAL MEETING OF SHAREHOLDERS

      In order for any shareholder proposals for the 2002 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement relating to that meeting and to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at 2000 Eastman Drive, Milford, Ohio 45150, prior to December 4, 2001. The form of proxy distributed by the Company with respect to the 2002 Annual Meeting of Shareholders may include the discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than by management) if the Company does not receive notice of that matter at the above address prior to February 17, 2002.

OTHER MATTERS.

      The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

John A. Mongelluzzo
Secretary

EXHIBIT A

STRUCTURAL DYNAMICS RESEARCH CORPORATION

AUDIT COMMITTEE CHARTER

Purpose:

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics programs as established by management and the Board.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose as it shall deem appropriate.

Membership and Meetings:

      The Committee shall consist of no less than three (3) non-management, independent Directors* and the Committee’s composition will meet the requirements of the Audit Committee Policy of the NASD. Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

      The Committee shall meet at least four times each year. It shall meet with management, the internal auditor, the independent auditors, and others as the Committee sees fit. It shall meet privately, at least once a year, with the independent auditors, the internal auditor, and management, including the chief financial officer.

Key Responsibilities:

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight functions. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

I.     Ethical standards, “tone at the top,” compliance with regulations, etc.

1.	To assure that there are policies in place establishing high ethical standards for the Company, and that these standards are effectively communicated to all employees of the Company, and

*	See Paragraph 2: If the Board and the Committee believe that a director who does not meet the technical requirements of “independence” is needed on the Committee, they may make an exception.

are complied with. (This would include any Statement of Ethics, Codes of Conduct, Conflict of Interest Statements, etc.)

2.	To receive reports from management and the internal auditor on how these policies are communicated to the organization, how compliance with them is determined, and how well they are actually being complied with.

3.	To receive reports from management and the internal auditor on the overall adequacy of the Company’s programs, systems and procedures for compliance with legal and regulatory requirements and for assurance that the management and affairs of the Company are conducted with all due regard for ethical and legal restraints.

4.	To review policies and procedures with respect to senior executives’ and directors’ expense accounts and perquisites, and to review summaries of senior executive expense accounts.

5.	To review with the Company’s General Counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies, and any material reports or inquiries received from regulators or government agencies.

II.    Independent Auditors:

1.	To recommend to the Board the appointment of the independent auditors (who are ultimately responsible to the Committee and the Board) each year prior to the publication of the proxy statement.

2.	To review the performance of the independent auditors and, if necessary, recommend replacement.

3.	To assure that the independent auditors are truly independent as that term is defined by the SEC, the Independence Standards Board, and AICPA.

4.	To obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

5.	To approve the independent auditors’ fees.

6.	To approve the independent auditors’ terms of engagement.

7.	To review in advance the audit plan of the independent auditors, particularly any changes in scope.

8.	To receive each year from the independent auditors:

a.	a written audit report, including a delineation of all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, as well as all matters required to be discussed by Statement No. 61, as amended, relating to the conduct of the annual audit and quarterly reviews.

b.	a management letter, including recommendations for improvements in controls and accounting procedures, if applicable.

c.	comments regarding the internal audit department’s responsibilities, budget, and staffing.

9.	To meet privately, at least once a year, with the independent auditors to establish direct, unhindered communication between the auditors and the Audit Committee.

III.   Financial Reporting:

1.	Review with management and the independent auditors, the quarterly and annual financial statements, or any other releases that discuss actual results, including SEC reports (all as set out in Exhibit A attached hereto), prior to issuance, and to assess the completeness, the principles used, and to receive assurance that the reports meet the requirements of GAAP, SEC regulations, and any other reporting requirements.

2.	To review, approve and recommend board approval of the Annual Report and the 10K Report.

3.	To review major changes in accounting principles, as suggested by management, the internal auditor, or the independent auditors.

4.	To review and approve the Proxy Statement (except the compensation section) prior to submission to the Board.

IV.   Internal Controls and Risk Management:

1.	To discuss with management, the internal auditor, and the independent auditors, the significant control risks and exposures that the Company faces, and to assess management’s steps to minimize them.

2.	To receive reports from management and the internal auditor on the effectiveness of the Company’s systems of internal control including computerized information systems.

3.	With regard to the internal audit function:

a.	To review and concur with the Internal Audit Charter.

b.	To review and concur with the Internal Audit Annual Plan.

c.	To receive internal audit reports and management responses.

d.	To consider whether there are adequate internal audit resources, both qualitatively and quantitatively, including a review of the staffing and budget.

e.	To review the appointment and replacement of the internal auditor.

f.	To review the ways in which the internal audit and the external audit function are coordinated.

g.	To meet privately with the internal auditor at least once a year.

4.	To understand and concur with the Company’s risk management program, including insurance coverages, self-insured risks, etc.

5.	To understand and concur with the Company’s program to protect assets from loss, including physical security, protection of software, etc.

V.    Financial Staffing:

Monitor financial staffing levels and quality to assure adequate staffing to perform the financial function, particularly controls, satisfactorily and to meet privately, at least once a year, with the chief financial officer.

VI.   Audit Committee Reports:

To report its activities and its findings to the Board at each meeting; and to make such other reports of its activities or other matters as are required, in the annual report, the proxy statement, or elsewhere.

VII.   Other Matters:

1.	To review and discuss Company policies and procedures covering tax issues.

2.	To review Company investment policies and practices.

3.	Annually review the Guidelines and Procedures for Public Disclosure and Dealing with the Investment Community and recommend changes where Appropriate to the full board.

4.	To investigate any other matters in connection with overseeing the financial reporting process and the maintenance of internal controls as the Committee shall deem appropriate.

VIII.  Audit Committee Charter:

To review the Committee Charter annually, with the independent auditors, management and the Board, and propose changes to the Nominating and Director Affairs Committee and to the Board to keep the Charter up to date with best practice and changing circumstances.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

EXHIBIT A TO AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PUBLIC DOCUMENT REVIEW SCHEDULE

		Type of Report/			Audit Comm.	Full Board
	Department	Activity	Activity Date	Deadline	Review Date	Review

1.	Finance	Year End Results and Press Release	12/31 prior year	January	2 days prior to release	—
		Q1 Results, Press Release and Analysts Calls	3/31	April	2 days prior to release	—
		Q2 Results, Press Release and Analysts Calls	6/30	July	2 days prior to release	—
		Q3 Results, Press Release and Analysts Calls	9/30	October	2 days prior to release	—

2.	Finance	Pre-announcements				All pre-announcements must be reviewed in advance of distribution

3.	Finance	10-Q filings	3/31	5/15	At board meeting	—
		(must be received by SEC	6/30	8/14	At board meeting	—
		45 days after end of quarter)	9/30	11/13	At board meeting	—
		10-K filing (must be received by SEC 90 days after year end)	12/31 prior year	3/31	February board meeting	signatures of all board members required
		11-K filing — 401(k) Plan	12/31 prior year	6/30	—	—

4.	Finance	Outside auditor management letter	when received by Company	None	First regularly scheduled Audit Committee meeting following the Company’s receipt of letter	—

5.	Marketing	Annual Report to Shareholders	12/31 prior year	mailed with proxy	early February	February board mtg.

NOTICE OF

ANNUAL MEETING

AND

PROXY STATEMENT

2001
Annual Meeting
of Shareholders

May 3, 2001

PROXY
                    STRUCTURAL DYNAMICS RESEARCH CORPORATION
                               2000 Eastman Drive
                               Milford, Ohio 45150

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William J. Weyand, John A. Mongelluzzo and Jeffrey J. Vorholt, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of Structural Dynamics Research Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said
Company scheduled to be held on May 3, 2001 at 2:00 p.m. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150 or at any adjournment or recess thereof.

         Please mark X in the appropriate box. The Board of Directors recommends a
FOR vote on each proposal.

1.       ELECTION OF CLASS II DIRECTORS

           FOR all nominees listed below               WITHHOLD AUTHORITY
         (except as marked to the contrary below)

           WILLIAM J. WEYAND,   MITCHELL G. TYSON,   GILBERT R. WHITAKER, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

2.       Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2001.

                FOR         ABSTAIN          AGAINST

3.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR the proposal in paragraph 2.
ALL FORMER PROXIES ARE HEREBY REVOKED.
                                                NUMBER OF SHARES______________

                                                _________________________________
                                                  (Signature of Shareholder)

                                                  _________________________________
                                                  (Signature of Shareholder)

                                                (Please sign exactly as your name
                                                appears hereon. All joint owners
                                                should sign. When signing in a
                                                fiduciary capacity or as a
                                                corporate officer, please give your
                                                full title as such)

                                                Dated:_______________________, 2001